Board of Directors
Vivid Learning Systems, Inc.
Richland, WA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated December 27, 2005 on the financial statements of Vivid Learning Systems, Inc. as of September 30, 2005 and 2004 and the periods then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2A Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

January 30, 2006